Exhibit 99.4

Summary Historical Consolidated and Combined Financial and Other Data

The following tables set forth summary historical consolidated and combined financial and operating data for the years ended December 31, 2010, 2009 and 2008, the three months ended March 31, 2011 and 2010 and the twelve months ended March 31, 2011. The financial data for the years ended December 31, 2010, 2009 and 2008 is derived from the audited consolidated and combined financial statements of the Company and, with respect to 2008, the Harvest Companies. We acquired the Harvest Companies on July 14, 2008. The data for the year ended December 31, 2008, includes the combined data reflecting the operations and operating results of the Harvest Companies from January 1, 2008 to July 14, 2008 and the consolidated data of the Company, including the Harvest Companies, from July 15, 2008 to December 31, 2008. The data for the years ended December 31, 2010 and 2009 reflects the consolidated operations and operating results of the Company. The data for the three months ended March 31, 2011 and 2010 was derived from the Company’s unaudited financial statements included in this offering circular. The data for the twelve months ended March 31, 2011 is derived by adding the amounts from our unaudited consolidated statement of operations for the three months ended March 31, 2011 to the consolidated statement of operation amounts for the year ended December 31, 2010 and then subtracting the like amounts contained in the unaudited consolidated statement of operations for the three months ended March 31, 2010. In the opinion of management, the three month and twelve month data below includes all normal recurring adjustments necessary for a fair statement of the results for those interim periods. This information is only a summary and you should read it in conjunction with ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations,’’ the financial statements and the notes related to the financial statements included elsewhere in this offering circular.

	For the Years Ended December 31,			For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2008	2009	2010	2010	2011	2011
Statement of Operations Data:	(in thousands)
Oil and natural gas sales	$68,899	$47,391	$52,734	$12,256	$15,798	$56,277
Other revenues	2,875	1,835	2,284	435	1,149	2,998
Total revenue	71,774	49,226	55,018	12,691	16,947	59,275

Lease operating expense	26,995	17,761	14,106	3,661	4,086	14,531
Workover expense	1,028	2,112	2,154	885	558	1,828
Exploration expense	-	1,146	1,590	189	254	1,656
Depreciation, depletion and amortization	7,846	14,578	16,002	3,179	3,175	15,998
Accretion	1,371	1,439	1,668	425	424	1,667
General and administrative	7,858	6,063	8,476	1,349	1,963	9,090
Impairment	1,693	-	-	-	-	-
Severance taxes	8,120	5,672	5,215	1,346	1,433	5,301
Total operating expenses	54,911	48,771	49,211	11,034	11,893	50,071

Operating income	16,863	455	5,807	1,657	5,054	9,204

Other expense (income)	(4,866)	31,512	22,764	6,166	4,553	21,151
Reorganization expense	-	5,656	2,198	1,325	110	984
Income tax expense (benefit)	10,312	(9,720)	286	-	33	318

Net income (loss)	$11,417	$(26,993)	$(19,441)	$(5,834)	$358	$(13,249)

	For the Years Ended December 31,			For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2008	2009	2010	2010	2011	2011
Other Financial Data:	(dollars in thousands)
EBITDA (1)	$44,782	$5,346	$19,316	$4,208	$8,119	$23,227
Adjusted EBITDAX(1)	24,982	26,562	27,898	5,743	9,198	31,355
Depreciation, depletion and amortization	7,846	14,578	16,002	3,179	3,175	15,998
Capital expenditures	17,194	6,634	9,880	3,310	733	7,303

Pro Forma Credit Statistics:
Total net debt to Adjusted EBITDAX (2)	3.2x
Adjusted EBITDAX to interest expense (3)	1.9x
Total net debt to proved reserves (Boe) at January 1, 2011 (2)	$5.52
PV-10 at January 1, 2011 to total net debt (2)(4)	3.2x

	March 31, 2011
	Actual	As Adjusted(5)
Balance Sheet Data:	(in thousands)
Cash and cash equivalents (6)	$6,156	$26,109
Property and equipment, net	131,419	131,419
Total assets	151,601	177,472
Total debt(7)	135,946	125,605
Total stockholders’ equity (deficit)	(3,453)	32,759

_______________

(1)

EBITDA as used herein represents net income (loss) before net interest expense, income taxes and depreciation, depletion and amortization. Adjusted EBITDAX as used herein represents EBITDA excluding unrealized derivative loss (income), exploration expense, plugging and abandonment provision (recovery), non-cash expenses and certain identified non-recurring expenses, including reorganization expenses. We present EBITDA and Adjusted EBITDAX because we believe they are important supplemental measures of our performance that are frequently used by others in evaluating companies in our industry. Neither EBITDA nor Adjusted EBITDAX is a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of our profitability or liquidity. EBITDA and Adjusted EBITDAX have significant limitations, including that they do not reflect our cash requirements for capital expenditures, contractual commitments, working capital or debt service. In addition, other companies may calculate EBITDA and Adjusted EBITDAX differently than we do, limiting their usefulness as comparative measures. The following table sets forth a reconciliation of EBITDA and Adjusted EBITDAX to net income (loss) as determined in accordance with GAAP for the periods indicated:

	For the Years Ended December 31,			For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2008	2009	2010	2010	2011	2011
	(in thousands)
Net income (loss)	$11,417	$(26,994)	$(19,442)	$(5,834)	$358	$(13,249)
Interest expense, net	15,207	27,482	22,470	6,863	4,553	20,160
Income tax expense (benefit)	10,312	(9,720)	286	-	33	318
Depreciation, depletion and amortization	7,846	14,578	16,002	3,179	3,175	15,998

EBITDA	$44,782	$5,346	$19,316	$4,208	$8,119	$23,227
Unrealized commodity derivative loss (income) (a)	(24,249)	10,576	(435)	(435)	-	-
Exploration expense(b)	-	1,146	1,590	189	254	1,656
Stock-based compensation(c)	1,548	578	2,570	31	291	2,830
Accretion expense(d)	1,371	1,439	1,668	425	424	1,667
Loss on settlement of accounts payable(e)	-	-	991	-	-	991
Reorganization expense(f)	-	5,656	2,198	1,325	110	984
Other non-recurring expenses(g)	1,530	1,821	-	-	-	-

Adjusted EBITDAX	$24,982	$26,562	$27,898	$5,743	$9,198	$31,355

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(a)

Represents non-cash gains or losses as a result of mark-to-market accounting of outstanding hedging contracts.

(b)

Represents full field studies and seismic acquisition costs generally capitalized under the full cost method. Saratoga uses the successful efforts method, so exploration costs are expensed.

(c)

Represents non-cash expenses for stock-based compensation to employees.

(d)

Represents non-cash expenses for increases to the asset retirement obligation liability.

(e)

Loss on settlement of accounts payable is a non-recurring and non-cash charge reflecting the fair value of the common stock issued to our vendors as part of the settlement terms under the plan of reorganization during 2010.

(f)

Represents non-recurring expenses for payments to professionals and other fees incurred in connection with our Chapter 11 case.

(g)

Represents non-recurring expenses in connection with repairs for hurricane damage during 2008, and non-recurring expenses in connection with repairs for hurricane damage and royalty audit charges during 2009.

(2)

Pro forma total net debt represents our indebtedness net of our unrestricted cash as of March 31, 2011 after giving effect to the Transactions as more fully described in ‘‘Use of Proceeds’’ and ‘‘Capitalization.’’

(3)

Pro forma cash interest expense represents interest expense on our indebtedness for the twelve months ended March 31, 2011 after giving effect to the Transactions as more fully described in ‘‘Use of Proceeds’’ and ‘‘Capitalization.’’

(4)

PV-10 is a non-GAAP financial measure as defined by the SEC. See ‘‘—Summary Reserve and Operating Information.’’

(5)

As adjusted to give effect to the Transactions as more fully described in ‘‘Use of Proceeds’’ and ‘‘Capitalization.’’

(6)

As of May 4, 2011, our actual cash balance was approximately $20.0 million.

(7)

Actual total debt excludes unamortized discount of $3.4 million and insurance financing note payable of $0.1 million.